UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
March 20, 2018

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

555 Capitol Mall, Suite 1255
Sacramento, California 95814
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (800) 421-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2018, Mr. David H. Scott retired from the board of directors (“Board”) of Bank of Commerce Holdings (the “Company”) in accordance with the Company’s Director Policy, which states that the retirement age for directors of the Company is upon reaching the age of 74 years. Simultaneously with his retirement from the Company’s Board, Mr. Scott retired from his service as a director of the Company’s banking subsidiary, Redding Bank of Commerce. Mr. Scott served as a member of both boards since 1997.

The Board acknowledged Mr. Scott’s outstanding service during his tenure on the Board and thanked him for his contributions to the Company and the Bank.

The press release issued by the Company announcing Mr. Scott’s retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference pursuant to General Instruction F to Form 8-K.

Item 8.01 – Other Events

On March 21, 2018, the Company issued a press release announcing that its board of directors has declared a quarterly cash dividend of $0.03 per share of common stock, payable on April 13, 2018 to shareholders of record as of April 3, 2018.

The press release issued by the Company announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference pursuant to General Instruction F to Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:	99.1 Press Release dated March 21, 2018 announcing retirement of David H. Scott and quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2018
/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President – Chief Operating Officer